As filed with the Securities and Exchange Commission on March 18, 1998

                                                     Registration No. 333-45489
===============================================================================



                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                    -----------------------------------------

                                 POST-EFFECTIVE
                               AMENDMENT NO. 1 TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                              ---------------------

                             ALBERTO-CULVER COMPANY
             (exact name of registrant as specified in its charter)

                    DELAWARE                           36-2257936
         (State or other jurisdiction                (I.R.S. Employer
         of incorporation or organization)            Identification No.)


                              2525 ARMITAGE AVENUE
                          MELROSE PARK, ILLINOIS 60160
                               PHONE: 708/450-3000

                (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


              GARY P. SCHMIDT                       BELL, BOYD & LLOYD
    VICE PRESIDENT AND GENERAL COUNSEL          THREE FIRST NATIONAL PLAZA
          ALBERTO-CULVER COMPANY               CHICAGO, ILLINOIS  60602-4207
           2525 ARMITAGE AVENUE                 ATTENTION:  J. CRAIG WALKER
       MELROSE PARK, ILLINOIS  60160                 312/807-4321
               708/450-3262


            (Name, address, including zip code, and telephone number,
                   including area code, of agents for service)
                    -----------------------------------------

                   Withdrawing Unsold Shares from Registration

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

         The registrant files this post-effective amendment, pursuant to its undertaking, for the purpose of withdrawing from registration under the Securities Act of 1933, as amended, 13,200 shares of Class B Common Stock, $.22 par value, of the registrant previously registered under this registration statement and remaining unsold upon the termination of the sales of shares covered by this registration statement.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement, or amendment thereto, to be signed on its behalf by the undersigned, thereunto duly authorized, in Chicago, Illinois on March 17, 1998.


                                              ALBERTO-CULVER COMPANY


                                               By:  BELL, BOYD & LLOYD
                                                  --------------------
                                                    Agent for Service



                                                      By:  /S/ J. CRAIG WALKER
                                                         ---------------------
                                                               J. Craig Walker